UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2018

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Kilroy Realty Corporation (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”) on May 23, 2018.

(b)	Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:	Election of directors, each to serve until the Company’s 2019 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
John Kilroy	88,866,594	3,813,296	1,211,867	993,092
Edward Brennan, PhD	88,170,954	5,303,924	416,879	993,092
Jolie Hunt	92,235,579	1,580,830	75,348	993,092
Scott Ingraham	92,967,584	843,605	80,568	993,092
Gary Stevenson	92,232,791	1,581,232	77,734	993,092
Peter Stoneberg	91,900,839	1,910,561	80,357	993,092

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
55,388,648	38,401,552	101,557	993,092

Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes
94,017,915	792,247	74,687	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 23, 2018

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President and Chief Accounting Officer